Exhibit 99.1

Microbot Medical Announces Positive Results from the First Phase of its Collaboration with Corewell Health™

The next step of the collaboration will explore potential future applications of the LIBERTY system, including its potential capabilities for remote endovascular procedures

BRAINTREE, Mass., April 29, 2024 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic Surgical System, today reports that the first phase of the previously announced collaboration with Corewell Health has been completed, which demonstrated the LIBERTY® System’s technical capabilities and outlines potential future applications in a range of endovascular interventions. The objective of the collaboration, which will take place in multiple phases, is to enable telerobotics between remote centers by utilizing the LIBERTY System. The agreement with Corewell Health includes the right to mutually evaluate the LIBERTY System for remote procedures and it is being led by Ryan Madder, M.D., Section Chief of Interventional Cardiology and Director of the Cardiac Cath Lab at Corewell Health in Grand Rapids, Michigan.

Dr. Madder and colleagues have recently published an abstract reflecting the results of the first phase of the aforementioned collaboration in the Journal of the American College of Cardiology: Cardiovascular Interventions, highlighting the Technical Success of Coronary Guidewire and Stent Delivery Using a Novel Miniaturized Robotic System in a Pre-Clinical Study.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company succeeds in obtaining FDA approval to commence its pivotal study in humans, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, , disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com